CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Bearish Currency-Linked Capital Protected Notes due 2011	$10,000,000	$393.00

May 2008 Pricing Supplement No. 659 Registration Statement No. 333-131266 Dated May 16, 2008 Filed pursuant to Rule 424(b)(2)
STRUCTURED INVESTMENTS
Opportunities in Currencies

Bearish Currency-Linked Capital Protected Notes due May 23, 2011
Based on the Performance of a Basket of Three Currencies Relative to the U.S. Dollar (Bearish Basket Currencies / Bullish Dollar)
British pound + Canadian dollar + Eurozone euro
The notes are senior unsecured obligations of Morgan Stanley, will pay no interest and have the terms described in the accompanying prospectus supplement and prospectus.  At maturity, an investor will receive for each $1,000 stated principal amount of notes that the investor holds, the $1,000 stated principal amount plus the supplemental redemption amount, if any, based on whether the basket has depreciated relative to the U.S. dollar on the valuation date.
FINAL TERMS
Issuer:	Morgan Stanley
Aggregate principal amount:	$10,000,000
Issue price:	$1,000 per note
Stated principal amount:	$1,000 per note
Pricing date:	May 16, 2008
Original issue date:	May 23, 2008 (5 business days after the pricing date)
Maturity date:	May 23, 2011
Principal protection:	100%
Interest:	None
Basket:	Basket Currencies	Weighting	Initial Exchange Rate	Reference Source
	British pound (“GBP”)	33.33%	1.95365	Reuters page “WMRSPOT07”
	Canadian dollar (“CAD”)	33.33%	0.99765	Reuters page “WMRSPOT09”
	Eurozone euro (“EUR”)	33.33%	1.55520	Reuters page “WMRSPOT05”
Payment at maturity:	$1,000 + supplemental redemption amount (if any)
Supplemental redemption amount:	$1,000 times the basket performance times the participation rate; provided that the supplemental redemption amount will not be less than zero.
Basket performance:	Sum of the currency performance values of each of the basket currencies
Participation rate:	150%
Currency performance value:	With respect to each basket currency: currency performance x weighting
Currency performance:
With respect to the GBP or the EUR:
[1 – (final exchange rate / initial exchange rate)]
With respect to the CAD:
[1 – (initial exchange rate / final exchange rate)]
Under the terms of the note, a positive currency performance means the basket currency has depreciated relative to the U.S. dollar, while a negative currency performance means the basket currency has appreciated relative to the U.S. dollar.

Initial exchange rate:	The exchange rate as published on the applicable reference source on the pricing date. See “Basket—Initial Exchange Rate” above.
Final exchange rate:	The exchange rate as published on the applicable reference source on the valuation date
Exchange rate:
With respect to the GBP or the EUR, the rate for conversion of U.S. dollars into one unit of such basket currency, and, with respect to the CAD, the rate for conversion of Canadian dollars into one U.S. dollar, in each case as determined by reference to the applicable reference source described herein.  See “Basket – Reference Source” above.

Valuation date:	May 16, 2011
CUSIP:	6174466M6
Listing:	The notes will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. Incorporated
Commissions and Issue Price:	Price to public	Agent’s commissions(1)	Proceeds to company
Per Note	100%	2.25%	97.75%
Total	$10,000,000	$225,000	$9,775,000
(1) For additional information, see “Plan of Distribution” in the accompanying prospectus supplement for currency-linked capital protected notes.

The notes involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these notes, or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

YOU SHOULD READ THIS DOCUMENT TOGETHER WITH THE RELATED PROSPECTUS SUPPLEMENT AND PROSPECTUS, EACH OF WHICH CAN BE ACCESSED VIA THE HYPERLINKS BELOW.

Prospectus Supplement for Currency-linked Capital Protected Notes dated September 21, 2007
Prospectus dated January 25, 2006

Bearish Currency-Linked Capital Protected Notes due May 23, 2011
Based on the Performance of a Basket of Three Currencies Relative to the U.S. Dollar (Bearish Basket Currencies / Bullish Dollar)

Fact Sheet

The notes are senior unsecured obligations of Morgan Stanley, will pay no interest and have the terms described in the accompanying prospectus supplement and prospectus, as supplemented or modified by this pricing supplement.  At maturity, an investor will receive for each $1,000 stated principal amount of notes that the investor holds, the $1,000 stated principal amount plus the supplemental redemption amount, if any, based on whether the basket has depreciated relative to the U.S. dollar on the valuation date.  The notes are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.
Key Dates
Pricing date:	Original issue date:	Maturity date:
May 16, 2008	May 23, 2008 (5 business days after the pricing date)	May 23, 2011
Key Terms
Issuer:	Morgan Stanley
Aggregate principal amount:	$10,000,000
Basket:	Basket Currencies	Weighting	Initial Exchange Rate
	British pound (“GBP”)	33.33%	1.95365
	Canadian dollar (“CAD”)	33.33%	0.99765
	Eurozone euro (“EUR”)	33.33%	1.55520
Issue price:	$1,000 per note
Stated principal amount:	$1,000 per note
Interest:	None
Issuer call right:	None
Denominations:	$1,000 and integral multiples thereof.
Payment at maturity:	$1,000 + supplemental redemption amount (if any)
Supplemental redemption amount:	$1,000 times the basket performance times the participation rate; provided that the supplemental redemption amount will not be less than zero.
Basket performance:	Sum of the currency performance values of each of the basket currencies.

An appreciation of one or more basket currencies will partially or wholly offset any depreciation in any of the other basket currencies such that the basket performance as a whole may be less than or equal to zero, in which case you will only receive your principal back at maturity.
Please see “Hypothetical Payout on the Notes” for full examples of how to calculate the basket performance at maturity.

Currency performance value:	With respect to each basket currency, the weighted percentage appreciation or depreciation of each basket currency as represented by the following formula: currency performance x weighting
Currency performance:
With respect to the GBP or the EUR:
[1 – (final exchange rate / initial exchange rate)]
With respect to the CAD:
[1 – (initial exchange rate / final exchange rate)]
Under the terms of the note, a positive currency performance means the basket currency has depreciated relative to the U.S. dollar, while a negative currency performance means the basket currency has appreciated relative to the U.S. dollar.

Participation rate:	150%
Initial exchange rate:	The exchange rate as published on the applicable reference source on the pricing date. See “Basket—Initial Exchange Rate” above.
Final exchange rate:	The exchange rate as published on the applicable reference source on the valuation date

For a description of how the final exchange rate will be determined if the applicable reference source is unavailable and in certain other circumstances, please see the definition of “exchange rate” under “Description of Currency-linked Capital Protected Notes – General Terms of the Notes – Some Definitions” in the accompanying prospectus supplement for currency-linked capital protected notes.

Exchange rate:
With respect to the GBP or the EUR, the rate for conversion of U.S. dollars into one unit of such basket currency, and, with respect to CAD, the rate for conversion of Canadian dollars into one U.S. dollar, in each case as determined by reference to the applicable reference source described herein.

Reference source:	GBP: Reuters “WMRSPOT07” CAD: Reuters “WMRSPOT09” EUR: Reuters “WMRSPOT05”
Valuation date:	May 16, 2011
Risk Factors:	Please see “Risk Factors” on page 7.

May 2008	Page 2

Bearish Currency-Linked Capital Protected Notes due May 23, 2011
Based on the Performance of a Basket of Three Currencies Relative to the U.S. Dollar (Bearish Basket Currencies / Bullish Dollar)

General Information
Listing:	The notes will not be listed on any securities exchange.
CUSIP:	6174466M6
Minimum ticketing size:	$1,000 / 1 note
Tax considerations:
The notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to U.S. Holders.”  Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the notes, even though no interest is payable on the notes.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.  We have determined that the “comparable yield” is a rate of 4.8800% per annum, compounded semi-annually.  Based on the comparable yield set forth above, the “projected payment schedule” for a note (assuming an issue price of $1,000) consists of a projected amount equal to $1,155.7361 due at maturity. You should read the discussion under “United States Federal Taxation” in the accompanying prospectus supplement concerning the U.S. federal income tax consequences of investing in the notes.

The following table states the amount of original issue discount (“OID”) (without taking into account any adjustments to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the notes) that will be deemed to have accrued with respect to a note for each accrual period (assuming a day count convention of 30 days per month and 360 days per year), based upon the comparable yield set forth above.

ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER NOTE)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER NOTE) AS OF END OF ACCRUAL PERIOD
Original Issue Date through June 30, 2008	$5.0156	$5.0156
July 1, 2008 through December 31, 2008	$24.5224	$29.5380
January 1, 2009 through June 30, 2009	$25.1207	$54.6587
July 1, 2009 through December 31, 2009	$25.7337	$80.3924
January 1, 2010 through June 30, 2010	$26.3616	$106.7540
July 1, 2010 through December 31, 2010	$27.0048	$133.7588
January 1, 2011 through the Maturity Date	$21.9773	$155.7361

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ accruals of OID and adjustments in respect of the notes, and we make no representation regarding the actual amounts of payments that will be made on a note.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to Non-U.S. Holders.”

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trustee:	The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.)
Agent:	Morgan Stanley & Co. Incorporated
Calculation agent:	Morgan Stanley Capital Services Inc. (“MSCS”)
Payment currency:	U.S. dollar
Use of proceeds and hedging:
The net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the notes through one or more of our subsidiaries.
On or prior to the pricing date, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the notes by taking positions in forwards and options contracts on the underlying currencies. Such purchase activity could have affected the exchange rate for the basket currencies, and, therefore, the exchange rate that must prevail with respect to the underlying basket on the valuation date before you would receive at maturity a payment that exceeds the principal amount of the notes.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

ERISA:	See “ERISA” in the accompanying prospectus supplement.
Contact:
Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

May 2008	Page 3

Bearish Currency-Linked Capital Protected Notes due May 23, 2011
Based on the Performance of a Basket of Three Currencies Relative to the U.S. Dollar (Bearish Basket Currencies / Bullish Dollar)

Payment at Maturity

At maturity, investors will receive $1,000 plus the supplemental redemption amount for each note they hold.

If the basket performance is:	The supplemental redemption amount will be:
greater than zero (i.e. the basket depreciates vs. the U.S. dollar)	$1,000 x basket performance x 150%
less than or equal to zero (i.e. the basket appreciates or does not depreciate vs. the U.S. dollar)	$0 (Investors will only receive par at maturity)

Best Case Scenario	The basket depreciates relative to the U.S. dollar and the notes return par plus 150% uncapped participation in the depreciation of the basket.
Worst Case Scenario	Either the basket does not depreciate or the basket appreciates relative to the U.S. dollar, and the notes redeem for par at maturity. This assumes the investment is held to maturity.

Note:

There is no cap on upside participation.  At maturity, you will receive 150% of any basket depreciation in addition to the principal amount of the notes you hold.

If the basket performance at maturity is zero or negative, meaning the basket has appreciated or has stayed at the same level, you will only receive par at maturity.

See “Hypothetical Payout on the Notes” for examples of how to calculate the payment at maturity.

May 2008	Page 4

Bearish Currency-Linked Capital Protected Notes due May 23, 2011
Based on the Performance of a Basket of Three Currencies Relative to the U.S. Dollar (Bearish Basket Currencies / Bullish Dollar)

Hypothetical Payout on the Notes

The following hypothetical examples are provided for illustrative purposes only.  Actual results will vary.  Currency exchange rates used in the examples below are hypothetical and do not reflect actual exchange rates.

Below are two full examples of how to calculate the payment at maturity.

Example 1:  The basket depreciates relative to the U.S. dollar and therefore the basket performance is positive.

Basket Currencies	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	Currency Performance
GBP	33.33%	1.9500	1.8525	5%
CAD	33.33%	1.0000	1.0525	5%
EUR	33.33%	1.5400	1.4630	5%

Basket performance = Sum of currency performance values

[1 - (Final GBP exchange rate / Initial GBP exchange rate)]  x  33.33%, plus

[1 - (Initial CAD exchange rate / Final CAD exchange rate)]  x  33.33%, plus

[1 - (Final EUR exchange rate / Initial EUR exchange rate)]  x  33.33%

So, using the hypothetical exchange rates above:

[1 - (1.8525/1.9500)] x 33.33%  = 1.67% plus

[1 - (1.0000/1.0525)] x 33.33%  = 1.67% plus

[1 - (1.4630/1.5400)] x 33.33%  = 1.67%

equals

Basket performance   =   5%

Hypothetical basket performance =	5%
Participation rate =	150%
Supplemental redemption amount =	$1,000 x basket performance x participation rate
= $1,000 x 5% x 150% = $75

The basket currencies all depreciated and therefore the basket performance is greater than zero and investors will receive a supplemental redemption amount.  Therefore, the total payment at maturity per note will be $1,075, which is the sum of the $1,000 principal amount and the supplemental redemption amount of $75.

May 2008	Page 5

Bearish Currency-Linked Capital Protected Notes due May 23, 2011
Based on the Performance of a Basket of Three Currencies Relative to the U.S. Dollar (Bearish Basket Currencies / Bullish Dollar)

Example 2:  The basket appreciates relative to the U.S. dollar and therefore the basket performance is negative.

Basket Currencies	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	Currency Performance
GBP	33.33%	1.9500	2.1840	– 12%
CAD	33.33%	1.0000	1.0000	0%
EUR	33.33%	1.5400	1.4938	3%

Basket performance = Sum of currency performance values

[1 - (Final GBP exchange rate / Initial GBP exchange rate)]  x  33.33%, plus

[1 - (Initial CAD exchange rate / Final CAD exchange rate)]  x  33.33%, plus

[1 - (Final EUR exchange rate / Initial EUR exchange rate)]  x  33.33%

So, using the hypothetical exchange rates above:

[1 - (2.1840/1.9500)] x 33.33%  = – 4% plus

[1 - (1.0000/1.0000)] x 33.33%  = 0% plus

[1 - (1.4938/1.5400)] x 33.33%  = 1%

equals

Basket performance   =   – 3%

Hypothetical basket performance =	– 3%
Supplemental redemption amount =	$0

Because the basket performance is less than (or equal to) 0%, the supplemental redemption amount will be $0 and the total payment at maturity per note will only equal the $1,000 principal amount per note.

The basket performance may be equal to or less than 0% even though one or more basket currencies have weakened relative to the U.S. dollar over the term of the notes as this weakening may be moderated, or wholly offset, by the strengthening or lesser weakening relative to the U.S. dollar of one or more of the other basket currencies.  In this example, the depreciation of the Eurozone euro is more than offset by the appreciation of the British pound.

May 2008	Page 6

Bearish Currency-Linked Capital Protected Notes due May 23, 2011
Based on the Performance of a Basket of Three Currencies Relative to the U.S. Dollar (Bearish Basket Currencies / Bullish Dollar)

Risk Factors

The notes are financial instruments that are suitable only for investors who are capable of understanding the complexities and risks specific to the notes.  Accordingly, you should consult with your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of such notes in light of your particular circumstances.  The notes are not secured debt and investing in the notes is not equivalent to taking short positions in the basket currencies.  The following is a non-exhaustive list of certain key considerations for investors in the notes.  For a complete list of considerations and risk factors, please see the accompanying prospectus supplement and prospectus.  You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

▪
No interest payments and possibility of no return other than the return of principal.  The terms of the notes differ from ordinary debt securities in that no interest will be paid.  Because the supplemental redemption amount is variable and may equal zero, the overall return on the notes may be less than the amount that would be paid on an ordinary debt security of comparable maturity and you may only receive the principal amount of the notes you hold at maturity.

▪
Currency exchange rate risk. Fluctuations in the exchange rates between the U.S. dollar and the basket currencies will affect the value of the notes.  Exchange rate movements for particular currencies are volatile and are the result of numerous factors specific to the relevant country or countries including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each region.  Changes in exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the related countries.  Of particular importance to potential currency exchange risk are: (i) rates of inflation; (ii) interest rate levels; (iii) balance of payments; and (iv) the extent of governmental surpluses or deficits in the relevant foreign countries and the U.S.  All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries and the U.S. and other countries important to international trade and finance.  The strengthening of any of the basket currencies relative to the U.S. dollar may have a material adverse effect on the value of the notes and the return on an investment in the notes.  For U.S. dollar investors, an investment in the bearish notes increases the investor’s exposure to the U.S. dollar relative to the basket currencies.

▪
Government intervention could materially and adversely affect the value of the notes.  Foreign exchange rates can be fixed by the sovereign government or monetary authority, allowed to float within a range of exchange rates set by the government or monetary authority, or left to float freely.  Governments or monetary authorities, including those issuing the basket currencies, may use a variety of techniques to affect the exchange rates of their respective currencies, such as intervention by their central bank or imposition of regulatory controls or taxes.  They may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency.  Thus, a special risk in purchasing the notes is that their trading value and amount payable could be affected by the actions of sovereign governments or monetary authorities, fluctuations in response to other market forces and the movement of currencies across borders.

▪
Many unpredictable factors will affect the value of the notes.  These include: (i) exchange rates of the basket currencies; (ii) interest rate levels; (iii) volatility of the basket currencies; (iv) geopolitical conditions and economic, financial; regulatory, political, judicial or other events that affect foreign exchange markets; (v) the time remaining to the maturity; (vi) availability of comparable instruments; (vii) intervention by the governments or monetary authorities of the related basket currencies; and (viii) the issuer’s creditworthiness.  In addition, currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government regulation and intervention.  As a result, the market value of the notes will vary and sale of the notes prior to maturity may result in a loss.

▪
Even though the basket currencies trade around-the-clock, the notes will not. Because the inter-bank market in foreign currencies is a global, around-the-clock market, the hours of trading for the notes, if any, will not conform to the hours during which the underlying basket currencies are traded.  Consequently, significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the notes.  Additionally, there is no systematic reporting of last-sale information for foreign currencies which, combined with the limited availability of quotations to individual investors, may make it difficult for many investors to obtain timely and accurate data regarding the state of the underlying foreign exchange markets.

May 2008	Page 7

Bearish Currency-Linked Capital Protected Notes due May 23, 2011
Based on the Performance of a Basket of Three Currencies Relative to the U.S. Dollar (Bearish Basket Currencies / Bullish Dollar)

▪
Changes in the value of one or more of the basket currencies may offset each other. An increase in the value of one or more of the basket currencies relative to the U.S. dollar may wholly or partially offset any decrease in the value of the other basket currencies relative to the U.S. dollar.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which Morgan Stanley is willing to purchase notes in secondary market transactions will likely be lower than the original issue price, since the original issue price will include, and secondary market prices are likely to exclude, commissions paid with respect to the notes as well as the projected profit included in the cost of hedging its obligations under the notes.  In addition, any such prices may differ from values determined by pricing models used by Morgan Stanley as a result of dealer discounts, mark-ups or other transaction costs.

▪
Economic interests of the calculation agent may be potentially adverse to the investors. The calculation agent is an affiliate of the issuer.  Any determinations made by the calculation agent may affect the payment to you at maturity.

▪
Issuer’s credit ratings may affect the market value of the notes. Investors are subject to the credit risk of the issuer.  Any decline in the issuer’s credit ratings may affect the market value of the notes.

▪
The notes will not be listed and secondary trading may be limited. The notes will not be listed on any securities exchange and there may be little or no secondary market.  Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the notes easily or at a price that you desire.  Morgan Stanley currently intends to act as a market maker for the notes but is not required to do so.

▪
Hedging and trading activity by affiliates of the issuer could adversely affect exchange rates of the basket currencies. Affiliates of the issuer have carried out, and will continue to carry out, hedging activities related to the notes (and possibly to other instruments linked to the basket currencies), including trading in futures, forwards and/or options contracts on the basket currencies and the U.S. dollar as well as in other instruments related to the basket currencies and the U.S. dollar.  Affiliates of the issuer also trade the basket currencies and the U.S. dollar and other financial instruments related to the basket currencies and the U.S. dollar on a regular basis as part of their general broker-dealer, proprietary trading and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could have decreased the value of the basket currencies and, as a result, could have decreased the value against the U.S. dollar below which the basket currencies must close on the valuation date before you receive a payment at maturity that exceeds the principal amount of the notes.

May 2008	Page 8

Bearish Currency-Linked Capital Protected Notes due May 23, 2011
Based on the Performance of a Basket of Three Currencies Relative to the U.S. Dollar (Bearish Basket Currencies / Bullish Dollar)

Historical Information

The following tables set forth the published high, low and end-of-quarter exchange rates for each of the basket currencies for each quarter in the period from January 1, 2003 through May 16, 2008.  The related graphs set forth each basket currency’s currency performance relative to the U.S. dollar for such period.  We obtained the information in the tables and graphs below from Bloomberg Financial Markets (“Bloomberg”), without independent verification.  We will not use Bloomberg to determine the applicable exchange rates.  You cannot predict the future performance of any of the basket currencies or of the basket as a whole, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of other basket currencies relative to the U.S. dollar, based on their historical performance.
GBP (USD/GBP)	High	Low	Period End
2003
First Quarter	1.6552	1.5624	1.5827
Second Quarter	1.6853	1.5541	1.6546
Third Quarter	1.6691	1.5674	1.6618
Fourth Quarter	1.7858	1.6624	1.7858
2004
First Quarter	1.9047	1.7830	1.8462
Second Quarter	1.8572	1.7559	1.8203
Third Quarter	1.8730	1.7731	1.8120
Fourth Quarter	1.9467	1.7795	1.9181
2005
First Quarter	1.9291	1.8547	1.8905
Second Quarter	1.9193	1.7915	1.7915
Third Quarter	1.8444	1.7376	1.7643
Fourth Quarter	1.7845	1.7142	1.7230
2006
First Quarter	1.7875	1.7199	1.7372
Second Quarter	1.8947	1.7392	1.8484
Third Quarter	1.9080	1.8184	1.8723
Fourth Quarter	1.9815	1.8536	1.9589
2007
First Quarter	1.9813	1.9205	1.9678
Second Quarter	2.0088	1.9626	2.0088
Third Quarter	2.0627	1.9812	2.0473
Fourth Quarter	2.1074	1.9775	1.9849
2008
First Quarter	2.0334	1.9417	1.9837
Second Quarter (through May 16, 2008)	1.9980	1.9455	1.9553

British pound January 1, 2003 to May 16, 2008 (expressed as USD per GBP)

May 2008	Page 9

Bearish Currency-Linked Capital Protected Notes due May 23, 2011
Based on the Performance of a Basket of Three Currencies Relative to the U.S. Dollar (Bearish Basket Currencies / Bullish Dollar)

CAD (CAD/USD)	High	Low	Period End
2003
First Quarter	1.5766	1.4634	1.4672
Second Quarter	1.4773	1.3342	1.3467
Third Quarter	1.4166	1.3368	1.3521
Fourth Quarter	1.3470	1.2931	1.2970
2004
First Quarter	1.3427	1.2716	1.3093
Second Quarter	1.3967	1.3073	1.3328
Third Quarter	1.3331	1.2613	1.2613
Fourth Quarter	1.2717	1.1774	1.2019
2005
First Quarter	1.2553	1.2012	1.2104
Second Quarter	1.2694	1.2143	1.2251
Third Quarter	1.2436	1.1630	1.1630
Fourth Quarter	1.1939	1.1501	1.1620
2006
First Quarter	1.1720	1.1316	1.1686
Second Quarter	1.1710	1.0987	1.1163
Third Quarter	1.1417	1.1037	1.1180
Fourth Quarter	1.1659	1.1153	1.1659
2007
First Quarter	1.1845	1.1540	1.1540
Second Quarter	1.1595	1.0586	1.0654
Third Quarter	1.0786	0.9923	0.9923
Fourth Quarter	1.0208	0.9204	0.9984
2008
First Quarter	1.0349	0.9753	1.0254
Second Quarter (through May 16, 2008)	1.0236	0.9998	0.9999

Canadian dollar January 1, 2003 to May 16, 2008 (expressed as CAD per USD)

May 2008	Page 10

Bearish Currency-Linked Capital Protected Notes due May 23, 2011
Based on the Performance of a Basket of Three Currencies Relative to the U.S. Dollar (Bearish Basket Currencies / Bullish Dollar)

EUR (USD/EUR)	High	Low	Period End
2003
First Quarter	1.1054	1.0362	1.0915
Second Quarter	1.1909	1.0695	1.1511
Third Quarter	1.1656	1.0809	1.1656
Fourth Quarter	1.2595	1.1416	1.2595
2004
First Quarter	1.2842	1.2128	1.2316
Second Quarter	1.2365	1.1822	1.2199
Third Quarter	1.2452	1.2011	1.2436
Fourth Quarter	1.3637	1.2285	1.3554
2005
First Quarter	1.3465	1.2757	1.2964
Second Quarter	1.3087	1.2032	1.2108
Third Quarter	1.2542	1.1902	1.2026
Fourth Quarter	1.2179	1.1670	1.1849
2006
First Quarter	1.2307	1.1820	1.2118
Second Quarter	1.2926	1.2092	1.2790
Third Quarter	1.2891	1.2505	1.2674
Fourth Quarter	1.3343	1.2513	1.3199
2007
First Quarter	1.3386	1.2892	1.3354
Second Quarter	1.3651	1.3303	1.3542
Third Quarter	1.4267	1.3426	1.4267
Fourth Quarter	1.4873	1.4048	1.4590
2008
First Quarter	1.5846	1.4455	1.5788
Second Quarter (through May 16, 2008)	1.5992	1.5393	1.5992

Eurozone euro January 1, 2003 to May 16, 2008 (expressed as USD per EUR)

May 2008	Page 11

Bearish Currency-Linked Capital Protected Notes due May 23, 2011
Based on the Performance of a Basket of Three Currencies Relative to the U.S. Dollar (Bearish Basket Currencies / Bullish Dollar)

Where You Can Find More Information

Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for Currency-linked Capital Protected Notes) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates.  Before you invest, you should read the prospectus in that registration statement, the prospectus supplement for Currency-linked Capital Protected Notes and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, Morgan Stanley will arrange to send you the prospectus and the prospectus supplement for Currency-linked Capital Protected Notes if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Prospectus Supplement for Currency-linked Capital Protected Notes dated September 21, 2007
Prospectus dated January 25, 2006

Terms used in this pricing supplement are defined in the prospectus supplement for Currency-linked Capital Protected Notes or in the prospectus.  As used in this pricing supplement, the “company,” “we,” “us,” and “our” refer to Morgan Stanley.

May 2008	Page 12